EXHIBIT 1



                            STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT is made as of the 25th day of January, 1995, between AutoImmune Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and the purchasers whose names and addresses are set forth on Exhibit A hereto (the "Purchasers").

                                   Background

                  The Company has authorized the issuance and sale to the Purchasers of shares (the "Shares") of the Company's common stock, $.01 par value per share, and each Purchaser desires to purchase Shares, pursuant to the terms of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                  1. Agreement to Sell and Purchase the Shares. At the Closing
                  ---------------------------------------------
(as defined in Section 3), upon the terms and conditions contained herein, the Company hereby sells to the Purchasers, and each Purchaser severally and not jointly hereby purchases from the Company, for the aggregate purchase price (the "Aggregate Purchase Price") set forth opposite such Purchaser's name on Exhibit A hereto, the number of Shares that are purchased with such Purchaser's Aggregate Purchase Price at the Per Share Purchase Price set forth in Section 2 below.

                  2. Per Share Purchase Price. The purchase price for each Share
                  ----------------------------
purchased under this Agreement shall be four dollars and fifty cents ($4.50) (the "Per Share Purchase Price").

                  3.  Closing.
                  ------------

                  3.1 The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Messrs. Nutter, McClennen & Fish, One International Place, Boston, Massachusetts, at 10:00 a.m., local time, on January 25, 1995 simultaneously with the execution and delivery of this Agreement. The date on which the Closing occurs is referred to herein as the "Closing Date".

                  3.2 Promptly following the Closing, the Company shall deliver to each Purchaser stock certificates in such denominations and in such name(s) as the individual Purchasers shall have designated, representing the number of Shares to be purchased by the Purchaser pursuant to Section 1 hereof, against receipt by the Company or its designee of wire transfers in United States dollars of immediately available funds in the amounts of the Aggregate Purchase Price due from each Purchaser as set forth on Exhibit A hereto. At the Closing, the Company shall have delivered to the Purchasers an opinion of Messrs. Nutter, McClennen & Fish substantially to the effect of Sections 4.1, 4.2 and 4.4 and covering the additional matters set forth on Exhibit B hereto.

                  4. Representations and Warranties of the Company. The Company
                  -------------------------------------------------
hereby represents and warrants to each Purchaser as follows:

                  4.1 Organization and Qualification. The Company is a
                  -----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as currently conducted and to enter into this Agreement and to carry out the transactions contemplated hereby.

                  4.2 Authorized Capital Stock. The authorized capital stock of
                  -----------------------------
the Company consists of (a) 5,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding; and (b) 25,000,000 shares of common stock, $.01 par value per share ("Common Stock"), 10,209,184 of which are duly and validly issued and outstanding and fully paid and non-assessable. Immediately before the Closing, the only instruments binding on the Company granting any person any right to acquire shares of Common Stock from the Company were outstanding warrants to acquire 30,000 shares of Common Stock and options granted under the Company's stock option plans. There are no outstanding preemptive rights granted by the Company to acquire shares of its capital stock.

                  4.3 Due Execution, Delivery and Performance. The execution,
                  --------------------------------------------
delivery and performance of this Agreement and the issuance and sale of the Shares hereunder (a) have been duly authorized by all necessary corporate action on the part of the Company, and (b) will not violate any law or the Certificate of Incorporation or By-laws of the Company or any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company is a party or by which the Company or any of its properties or assets is bound, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, or conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company. No consent, approval, authorization or other order of any regulatory body, administrative agency, or other governmental body in the United States is required for the valid issuance and sale of the Shares to be sold pursuant to this Agreement. This Agreement constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforceability of the indemnification agreements of the Company in
Section 7.3 hereof may in the opinion of a court of competent jurisdiction be limited by principles of public policy.

                  4.4 Issuance, Sale and Delivery. When issued and paid for in
                  --------------------------------
accordance with the terms hereof, the Shares will be validly issued and outstanding, fully paid and non-assessable.

                  4.5 Reports and Financial Statements. The Company has
                  -------------------------------------
delivered to Purchasers true, accurate and complete copies of the Company's Annual Report on Form 10-K for the period ended December 31,1993 and the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1994 (collectively, the "Reports"). On their respective dates of filing, the Reports complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange

Act"), and the published rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder. On their respective dates of filing, the Reports did not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All financial statements contained in the Reports fairly present the financial position of the Company on the dates of such statements and the results of its operations for the periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods, except as otherwise indicated in the notes to such financial statements and except that the financial statements included in the Company's Quarterly Reports on Form 10-Q do not contain the full disclosure in the notes thereto required by generally accepted accounting principles. Since December 31, 1993 the Company has neither filed nor been required to file with the Commission a Current Report on Form 8-K.

                  4.6 No Material Change. Except that the Company has continued
                  -----------------------
to lose money, there has been no material adverse change in the condition, financial or otherwise of the Company, or in the assets, liabilities or properties of the Company, since September 30, 1994.

                  4.7 Legal Proceedings. There is no material legal or
                  ----------------------
governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is or may be subject.

                  4.8 Governmental Permits, Etc. The Company possesses all
                  ------------------------------
licenses, franchises, governmental approvals, permits or other authorizations relating to the operation of the business and properties of the Company as described in the Reports and which the failure to possess would, separately or in the aggregate, have a material adverse effect on the value or use of the properties of the Company or the operation of the business of the Company. The Company is in compliance with the terms of all such licenses, franchises, governmental approvals, permits or other authorizations and all laws, ordinances, regulations, and decrees applicable to such properties or business, except for such non-compliance which does not, separately or in the aggregate, have a material adverse effect on the value or use of the properties of the Company or the operation of the business of the Company.

                  5. Representations, Warranties and Covenants of the
                  ---------------------------------------------------
Purchasers.
-----------

                  5.1 Each Purchaser severally represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares, (ii) the Purchaser is acquiring the number of Shares set forth on Exhibit A hereto for investment and with no present intention of distributing any of such Shares and with the understanding that the certificate representing the Shares shall bear a legend to the effect that any disposition thereof must be registered under the Securities Act of 1933, as amended (the "Securities Act"), or be exempt from such registration (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement to be filed by the Company pursuant to Section 7.1 hereof (the "Registration Statement") or to have the restrictive legend removed pursuant to Section 7.1(f) or be indemnified pursuant to Section 7.3); and (iii) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto in Exhibit C hereto, for use in preparation of the Registration Statement and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof.

                  5.2 Each Purchaser hereby severally covenants with the Company not to make any sale of the Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and to promptly advise the Company of any changes in the information concerning the Purchasers contained in the aforesaid Registration Statement Questionnaire. Each Purchaser acknowledges that occasionally there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Shares pursuant to any such prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus.

                  5.3 Each Purchaser further severally covenants that if required by the Company and an underwriter of Common Stock or other securities of the Company convertible into Common Stock to be sold by the Company as necessary in the underwriter's opinion to effect an orderly distribution of the securities being registered, it shall agree not to sell or otherwise transfer, or dispose of, any Shares held by such Purchaser for a specified period of time (not to exceed 90 days) following the effective date of a registration statement filed by the Company under the Securities Act covering the offer and sale of Common Stock or such other securities by the Company. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to Shares subject to the foregoing restrictions until the end of the lock-up period.

                  5.4 Each purchaser further severally represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the enforceability of the indemnification agreements of the Purchasers in Section 7.3 hereof may be limited by principles of public policy.

                  6. Survival of Representations, Warranties and Agreements.
                  ----------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein shall survive the execution of this Agreement, the delivery to Purchasers of certificates representing the Shares being purchased and the payment therefor.

                  7. Registration of the Shares; Compliance with the Securities
                  -------------------------------------------------------------
Act.
----

                  7.1 Registration Procedures and Expenses. The Company shall:
                  -----------------------------------------

                           (a) promptly following the Closing Date, file with the Commission the Registration Statement on Form S-3 for the sale of the Shares by the Purchasers from time to time on NASDAQ or in privately-negotiated transactions;

                           (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Registration Statement to become effective after it has been filed with the Commission (the Registration Statement, at the time it becomes effective, shall comply as to form in all material respects with the applicable requirements of the Securities Act and the General Rules and Regulations of the Commission, and at such time neither the Registration Statement nor the prospectus included therein shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to any statement made in the Registration Statement or the prospectus included therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Purchaser, specifically for use in connection with the preparation of the Registration Statement and such prospectus);

                           (c) prepare and file with the Commission with all reasonable speed under the circumstances such amendments and supplements to the Registration Statement and the prospectus used in connection therewith and such reports as may be required to be filed pursuant to the Exchange Act to keep the Registration Statement effective until all the Shares have been sold pursuant thereto; provided, however, that the Company may postpone the filing of any such amendment, supplement or report for a reasonable period of time, not to exceed ninety days, if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith, and so notifies the Purchasers, that such disclosure would have a material adverse effect on the Company, and provided, further, that the Company shall be entitled to give such notice only one in any 365-day period;

                           (d) furnish to each Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

                           (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or subject itself to taxation in any jurisdiction in which it is not now so qualified or so subjected;

                           (f) at the request of a Purchaser following the effectiveness of the Registration Statement and upon delivery of certificates representing Shares which bear the restrictive legend referred to in Section 5.1(ii), cause to be issued new certificates free of any such legend; and

                           (g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses if any, of counsel or other advisers to the Purchaser.

                  The Company's obligations under 7.1 shall terminate three (3) years after the Closing Date.

                  7.2 Transfer of Shares after Registration. Each Purchaser
                  ------------------------------------------
agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act except in compliance with the Securities Act.

                  7.3 Indemnification. For the purpose of this Section 7.3:
                  --------------------

                           (a) the term "Selling Shareholder" shall include each Purchaser and any affiliate of such Purchaser;

                           (b) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to either Registration Statement referred to in Section 7.1; and

                           (c) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof or, assuming such Purchaser is in compliance with the provisions of the last sentence of Section 5.2, thereafter, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Purchaser or any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, or the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 hereof respecting sale of the Shares.

                  Each Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the

Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Sections 5.1 or 7.2 hereof respecting sale of the Shares (unless such failure was caused by the Company), or any untrue statement of a material fact contained in the Registration Statement on the effective date thereof or thereafter if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser will reimburse the Company (or such officer, director or controlling person, as the case may be), for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

                  Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict or interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

                  In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this Section 7.3 is made but it is found in a final judgment of a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provided for indemnification in such case, then the Company, on the one hand, and the Purchaser, on the other hand, shall contribute to the losses, claims, damages, liabilities or costs to which the indemnified persons may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in any such losses, claims, liabilities or costs, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined with reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities or costs referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  7.4 Termination of Conditions and Obligations. The conditions
                  ----------------------------------------------
precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

                  7.5 Information Available. So long as the Registration
                  --------------------------
Statement is effective covering the resale of Shares owned by each Purchaser, the Company will furnish to each Purchaser:

                           (a) as soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K, (iii) its quarterly report on Form 10-Q, (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, including exhibits), (v) proxy statements and (vi) any other reports sent to stockholders of the Company or filed with the Securities and Exchange Commission;

                           (b) upon the reasonable request of the Purchaser, all other information that is generally available to the public; and

                           (c) upon the reasonable request of the Purchaser, an adequate number of copies of the prospectuses to supply to NASDAQ or any other party requiring such prospectuses;

and the Company, upon the reasonable request of each Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the production of information at the Company's headquarters. Prior to disclosing any information to a Purchaser which the Company deems to be confidential, the Company may require the Purchaser to sign an agreement to protect the confidentiality of such information in a form reasonably satisfactory to the Company.

                  8. Broker's Fee. The Purchasers severally represent to the
                  ----------------
Company that they have taken no action which would entitle anyone to a broker's or finder's fee or other compensation in connection with the transactions contemplated hereby.

                  9. Notices. All notices, requests, consents and other
                  -----------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable telegram or telex or by registered or certified airmail, addressed as follows:

                  (a)  if to the Company, to

                                AutoImmune Inc.
                                128 Spring Street
                                Lexington, MA  02173
                                Attn:  President

                       with a copy so mailed to:

                                Nutter, McClennen & Fish
                                One International Place
                                Boston, MA  02110
                                Attn: Constantine Alexander, Esq.

                       or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

                  (b) if to any Purchaser, at its address as set forth on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company and Purchasers in writing.

                  10. Changes. This Agreement may not be modified or amended
                  ------------
except pursuant to an instrument in writing signed by the Company and the Purchasers.

                  11. Headings. The headings of the various sections of this
                  -------------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                  12. Severability. In case any provision contained in this
                  -----------------
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  13. Counterparts. This Agreement may be executed in two or
                  -----------------
more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                  14. Governing Law. This Agreement shall be governed by and
                  ------------------
construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts-of-law principles.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                            AUTOIMMUNE INC.

                                            By:
                                               ------------------------------
                                               Its President



                                            FOUR PARTNERS

                                            By:
                                               ------------------------------
                                               Trustee of the General Partner